 LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
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                                                        Harold P. Gewerter, Esq.

                                  June 28, 2012

Board of Directors
Personality Software Systems, Inc.
11730 W. Sunset Blvd. No. 119
Los Angeles, CA 90049

Re:  Registration  Statement on Form S-1 for Personality Software Systems, Inc.,
     a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

     I have  acted a counsel to the  company in regards to the above  referenced filing.  This  opinion is  submitted  pursuant  to the  applicable  rules of the
Securities and Exchange Commission with respect to the registration of 3,000,000 shares for direct public sale of the Company's  common stock,  $0.001 par value, to be sold by the issuer.

     In  connection  therewith,  I  have  examined  and  relied  upon  original, certified, conformed, Photostat or other copies of the following documents:

     i.   The Certificate of Incorporation of the Company;

     ii.  The Registration Statement and the Exhibits thereto; and

     iii. Such other  documents  and matters of law, as I have deemed  necessary for the expression of the opinion herein contained.

     In all such examinations,  I have assumed the genuineness of all signatures on  original  documents,  and  the  conformity  to the  originals  or  certified documents of all copies submitted to me as conformed, Photostat or other copies.
In passing upon certain corporate  records and documents of the Company,  I have necessarily  assumed the correctness and  completeness of the statements made or included  therein by the Company,  and I express no opinion  thereon.  As to the various questions of fact material to this opinion, I have relied, to the extent
I  deemed  reasonably  appropriate,  upon  representations  or  certificates  of officers or directors of the Company and upon documents, records and instruments furnished  to  me  by  the  Company,  without  verification  except  where  such verification was readily ascertainable.

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                5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
              Telephone: (702) 382-1714 * Facsimile: (702) 382-1759
                          Email: harold@gewerterlaw.com
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Re: Personality Software Systems, Inc.
June 28, 2012

     Based on the  foregoing,  I am of the opinion that the Shares will upon the effectiveness  of the  registration  and the  issuance of the shares be duly and validly issued, duly authorized and are fully paid and non-assessable.

     This opinion is limited to federal and Nevada law, including all applicable statutory provisions of the law and the reported judicial decisions interpreting such laws,  as in effect on the date of the  effectiveness  of the  registration
statement,   exclusive  of  state   securities  and  blue-sky  laws,  rules  and
regulations, and to all facts as they presently exist.

     I hereby  consent  to the  filing  of this  opinion  as an  exhibit  to the
Registration Statement and to the use of my name under the caption "Interests of
Named Experts and Counsel" in the prospectus comprising part of the Registration
Statement.

                                Sincerely yours,

                                HAROLD P. GEWERTER, ESQ., LTD.

                                /s/ Harold P. Gewerter, Esq.
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                5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
              Telephone: (702) 382-1714 * Facsimile: (702) 382-1759
                          Email: harold@gewerterlaw.com